UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 6, 2020

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common stock, par value $.01 per share	FTV	New York Stock Exchange
5.00% Mandatory Convertible Preferred Stock $0.01 par value	FTV.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 6, 2020, the Board of Directors of Fortive Corporation (the “Company”) increased the size of the Company’s Board from seven to eight members and appointed Sharmistha Dubey to the Board as a Class II director. The Board of Directors of the Company will be fully declassified at the 2021 Annual Meeting of the Shareholders. Ms. Dubey has not been appointed to any committee of the Company’s Board. As a non-employee director, Ms. Dubey will receive the same compensation paid to other non-employee directors of the Company as disclosed in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 26, 2020, which is incorporated by reference herein. Ms. Dubey has also entered into an indemnification agreement with the Company, the form of which is disclosed as Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form 10, filed on April 7, 2016 and is incorporated by reference herein.

In connection with the appointment of Ms. Dubey, the Board also determined that Ms. Dubey is independent within the meaning of the listing standards of the New York Stock Exchange.

There is no arrangement or understanding between Ms. Dubey and any other person pursuant to which she was selected as a director of the Company. Furthermore, there are no transactions in which Ms. Dubey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Vice President - Associate General Counsel and Secretary

Date: August 6, 2020